Exhibit 10.34

MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY
as Issuer

and

AVALON PHARMACEUTICALS, INC.
as Borrower

LOAN AGREEMENT

$12,000,000
Maryland Industrial Development Financing Authority
Taxable Variable Rate Demand Revenue Bonds
(Avalon Pharmaceuticals, Inc. Facility)
Series 2003

Dated as of April 1, 2003

TABLE OF CONTENTS

     (This Table of Contents is not a part of the Loan Agreement and is only for convenience of reference.)

SECTION		PAGE
Recitals		1
Agreements		2

ARTICLE I

DEFINITIONS

Section 1.1.	Definitions	2
Section 1.2.	Rules of Construction	2

ARTICLE II

ISSUANCE OF SERIES 2003 BONDS; THE SERIES 2003 LOAN;
SECURITY FOR THE LOANS

Section 2.1.	Issuance of Series 2003 Bonds; Deposit of Proceeds	3
Section 2.2.	Additional Bonds; Issuance of Other Obligations	3
Section 2.3.	Funds Established under Indenture; Disbursement of Bond Proceeds	3
Section 2.4.	The Series 2003 Loan	3
Section 2.5.	Security	3
Section 2.6.	Additional Security	4

ARTICLE III

EFFECTIVE DATE OF LOAN AGREEMENT; DURATION
OF LOAN TERM; POSSESSION AND OWNERSHIP
OF PROPERTY; REPAYMENT PROVISIONS

Section 3.1.	Effective Date of Loan Agreement; Duration of Loan Term	4
Section 3.2.	Possession and Ownership of the Property	4
Section 3.3.	Repayment of Loans	4
Section 3.4.	Payments to Trustee for Purchase of Bonds	6
Section 3.5.	Place of Payments	6
Section 3.6.	Credit Facility; Substitute Credit Facility	6

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SECTION		PAGE
Section 3.7.	Obligations of the Borrower Hereunder Are Unconditional	7
Section 3.8.	Failure to Make Payments	7

ARTICLE IV
PREPAYMENT OF LOANS

Section 4.1.	Prepayment of Loans Prior to Maturity	8
Section 4.2.	Amount Required for Prepayment	8
Section 4.3.	Purchase of Bonds	9

ARTICLE V

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

Section 5.1.	General Representations and Warranties by the Issuer	9
Section 5.2.	Representations and Warranties by the Borrower	10

ARTICLE VI

COMPLETION OF ACQUISITION OF 2003 FACILITY;
COVENANTS AND REPRESENTATIONS AND WARRANTIES OF BORROWER WITH
RESPECT TO THE INVESTMENT OF BOND PROCEEDS; RELATED MATTERS

Section 6.1	Completion of Acquisition of 2003 Facility	12
Section 6.2.	Application and Investment of Bond Proceeds	12
Section 6.3	Establishment of Completion Date	12
Section 6.4	Borrower Required to Pay Facility Costs in the Event that Facility Fund Insufficient	13

ARTICLE VII

PAYMENT OF FEES AND EXPENSES OF THE ISSUER, THE TRUSTEE,
THE PAYING AGENT, THE REMARKETING AGENT AND THE REGISTRAR;
INDEMNIFICATION; ADVANCES; RESERVED RIGHTS OF ISSUER

Section 7.1.	Payment of Administration Expenses of the Trustee, the Paying Agent, the Remarketing Agent and the Registrar	13
Section 7.2.	Payment of Issuer’s Fee and Administration Expenses	13
Section 7.3.	No Pecuniary Liability.	14

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Exhibit A – Form of Completion Certificate

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LOAN AGREEMENT

     THIS LOAN AGREEMENT is dated as of April 1, 2003, and is made by and between the MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY, a body politic and corporate and a public instrumentality of the State of Maryland (the “Issuer”), and AVALON PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”).

RECITALS

     Certain of the terms and words used in these Recitals, and in the following Agreements, are defined in Section 1.1 of this Loan Agreement.

     Pursuant to, and in accordance with, the Acts, the Issuer has determined to issue and sell the Series 2003 Bonds in the aggregate principal amount of $12,000,000 pursuant to a Trust Indenture dated as of April 1, 2003 by and between the Issuer and Allfirst Trust Company National Association, as Trustee (the “Indenture”). The Issuer will lend the proceeds of the Series 2003 Bonds to the Borrower upon the terms and conditions of this Loan Agreement, for the sole and exclusive purpose of financing the acquisition by the Borrower of the 2003 Facility. It is the intention of the Issuer and the Borrower that the Loans be evidenced and secured by (among other things) the execution and delivery of this Loan Agreement. The Indenture contains provisions permitting the issuance of Additional Bonds. The Series 2003 Bonds and any Additional Bonds are herein referred to as the “Bonds.”

     In order to enhance the marketability of the Series 2003 Bonds, the Borrower has requested the Bank to issue to the Trustee its irrevocable transferable direct-pay letter of credit to provide payment for and secure the payment of the principal of and interest on, and the purchase price of, the Series 2003 Bonds. The Bank will issue the 2003 Letter of Credit concurrently with the issuance and delivery of the Series 2003 Bonds.

     The issuance, sale and delivery of the Series 2003 Bonds and the execution and delivery of this Loan Agreement have been in all respects duly and validly authorized in accordance with the Acts by the Resolution.

     The Issuer has determined that the acquisition of the 2003 Facility and the financing of the costs of the 2003 Facility constitute undertakings which will accomplish the purposes, objects and powers of the Issuer as described in the MIDFA Act.

THE BONDS AND THE PREMIUM (IF ANY) AND INTEREST THEREON, AND THE PURCHASE PRICE THEREOF, ARE LIMITED OBLIGATIONS OF THE ISSUER, THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON, AND THE PURCHASE PRICE OF, WHICH ARE PAYABLE SOLELY FROM THE REVENUES TO BE RECEIVED IN CONNECTION WITH THE FINANCING AND REFINANCING OF THE 2003 FACILITY AND ANY ADDITIONAL FACILITIES AND FROM ANY OTHER MONEYS MADE AVAILABLE TO THE ISSUER FOR SUCH PURPOSE. NEITHER THE BONDS NOR ANY PREMIUM OR INTEREST THEREON, NOR THE PURCHASE PRICE THEREOF, SHALL EVER CONSTITUTE AN INDEBTEDNESS

OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE OF MARYLAND, THE DEPARTMENT, THE ISSUER OR ANY OTHER PUBLIC BODY WITHIN THE MEANING OF ANY CONSTITUTIONAL OR CHARTER PROVISION OR STATUTORY LIMITATION AND NONE OF THE ABOVE SHALL EVER CONSTITUTE OR GIVE RISE TO ANY PECUNIARY LIABILITY OF THE STATE OF MARYLAND, THE DEPARTMENT, THE ISSUER OR ANY OTHER PUBLIC BODY. THE BONDS DO NOT CONSTITUTE AN INDEBTEDNESS TO WHICH THE FAITH OR CREDIT OF THE STATE OF MARYLAND, THE DEPARTMENT, THE ISSUER OR ANY OTHER PUBLIC BODY IS PLEDGED. THE ISSUER HAS NO TAXING POWER.

AGREEMENTS

     NOW, THEREFORE, in consideration of the premises, the respective representations, covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation the Issuer may thereby incur for the payment of money shall not create a pecuniary liability or a charge upon its general credit, but shall be payable solely out of the proceeds derived from the Revenues and the sale of the Bonds):

ARTICLE I

DEFINITIONS

     SECTION 1.1. Definitions. Certain terms used in this Loan Agreement are defined in one of the Credit Facility Documents or one of the other Bond Documents. When and if used herein, such terms shall have the meanings given to them by the language employed in such Credit Facility Document (as defined in the Indenture) or other Bond Document (as defined in the Indenture) defining such terms, unless the context clearly indicates otherwise.

     SECTION 1.2. Rules of Construction. The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Loan Agreement.

     The terms “agree” and “agreements” contained herein are intended to include and mean “covenant” and “covenants.”

     References to Articles, Sections, and other subdivisions of this Loan Agreement are to the designated Articles, Sections, and other subdivisions of this Loan Agreement.

     The headings of this Loan Agreement are for convenience only and shall not define or limit the provisions hereof.

     All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

     Any reference to particular sections or subsections of the Code and applicable United States Treasury Regulations shall include any successor provisions of law or regulations, to the extent the same shall apply to the Bonds.

ARTICLE II

ISSUANCE OF SERIES 2003 BONDS; THE SERIES 2003 LOAN;
SECURITY FOR THE LOANS

     SECTION 2.1. Issuance of Series 2003 Bonds; Deposit of Proceeds. To provide funds to finance the 2003 Facility, the Issuer, concurrently with the execution and delivery of this Loan Agreement, and upon satisfaction of the conditions to the delivery of the Series 2003 Bonds set forth in Section 2.8 of the Indenture, shall issue, sell and deliver the Series 2003 Bonds and will cause the proceeds thereof to be deposited with the Trustee in accordance with Section 5.2 of the Indenture.

     SECTION 2.2. Additional Bonds; Issuance of Other Obligations. The Indenture contains provisions permitting the issuance of Additional Bonds. The Issuer shall loan the proceeds of any Series of Additional Bonds to the Borrower upon the terms and provisions of any Supplement to the Indenture authorizing such Series of Additional Bonds and any Supplement to this Loan Agreement made in connection therewith. The Issuer expressly reserves the right (but shall be under no obligation to do so) to enter into, to the extent permitted by law, an agreement other than this Loan Agreement with respect to the issuance by the Issuer under an indenture or indentures other than the Indenture to refund all or any portion of the principal amount of the Bonds or to finance any other projects of the Borrower.

     SECTION 2.3. Funds Established under Indenture; Disbursement of Bond Proceeds. The Issuer shall establish the Bond Fund, the Facility Fund, the Issuer’s Fee Fund and the Net Proceeds Escrow Fund in accordance with the Indenture. Amounts in the Facility Fund, the Bond Fund, the Issuer’s Fee Fund and the Net Proceeds Escrow Fund shall be invested by the Trustee as provided in the Indenture and shall be disbursed by the Trustee as provided in the Indenture. Until moneys in the Bond Fund, the Facility Fund and the Net Proceeds Escrow Fund are applied by the Trustee as provided in the Indenture, such moneys shall be and remain subject to the lien of the Indenture as a part of the Trust Estate and held in trust by the Trustee for the benefit of the Owners of the Bonds to the extent and as provided in the Indenture, and the Borrower shall have no right, title or interest therein.

     SECTION 2.4. The Series 2003 Loan. The Issuer agrees, upon the terms and subject to the conditions contained in this Loan Agreement and the Indenture, to make to the Borrower the Series 2003 Loan in the amount of $12,000,000. The Borrower unconditionally promises to repay the principal of the Series 2003 Loan with interest thereon as provided in this Loan Agreement.

     SECTION 2.5. Security. The Borrower’s Bond Obligations are secured by the Bond Documents executed and delivered for the purpose of securing the Loans.

     SECTION 2.6. Additional Security. The Borrower shall obtain and cause to be delivered to the Trustee, for the benefit of the Owners of the Series 2003 Bonds, the 2003 Letter of Credit.

          As additional security for the Borrower’s Bond Obligations, the Borrower hereby assigns and pledges to the Issuer and its assigns (including the Trustee and the Credit Facility Provider), and grants to the Issuer and its assigns (including the Trustee and the Credit Facility Provider), and agrees that the Issuer and its assigns (including the Trustee and the Credit Facility Provider) shall have, a continuing security interest in the interest of the Borrower in the Facility Fund, the Bond Fund and the Net Proceeds Escrow Fund and in all accounts and subaccounts created and maintained under any of such Funds.

          The Borrower agrees that with respect to the collateral described above the Issuer and its assigns (including the Trustee and the Credit Facility Provider) shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

ARTICLE III

EFFECTIVE DATE OF LOAN AGREEMENT; DURATION OF LOAN TERM;
POSSESSION AND OWNERSHIP OF PROPERTY; REPAYMENT PROVISIONS

     SECTION 3.1. Effective Date of this Loan Agreement; Duration of Loan Term. This Loan Agreement shall become effective on the Closing Date and shall continue in full force and effect until the principal and interest on the Bonds have been fully paid (or provision for payment of the Bonds has been made in accordance with the terms of the Indenture), together with all sums then due and owing by the Borrower to the Issuer or the Trustee pursuant to the terms hereof; provided, however, that the expiration of this Loan Agreement shall not affect the Borrower’s obligation to (a) pay to (i) the Trustee, the Paying Agent, the Remarketing Agent and the Registrar any amounts which may then be due and owing or thereafter become payable to the Trustee, the Paying Agent, the Remarketing Agent or the Registrar by reason of Section 7.1 hereof or any indemnification of the Trustee, the Paying Agent, the Remarketing Agent and the Registrar pursuant to Article VII hereof, and (ii) the Issuer, its agents and employees any amounts which may thereafter become payable to the Issuer or any indemnification of the Issuer pursuant to Article VII hereof, and (b) furnish moneys to purchase Bonds as provided in Section 4.3 hereof, which obligations shall survive the expiration of this Loan Agreement.

     SECTION 3.2. Possession and Ownership of the Property. The Issuer agrees that the Property shall be solely the property of the Borrower and that the Borrower shall enjoy the sole and exclusive ownership and possession of the Property (subject to the right of the Issuer and the Trustee to enter on the Property for inspection and other purposes pursuant to the provisions of Section 7.7 hereof). The Issuer covenants and agrees that it will not take any action, other than pursuant to Article XI hereof to prevent the Borrower from having quiet and peaceable enjoyment of the Property.

     SECTION 3.3. Repayment of Loans. The Issuer will make the Loans to the Borrower from the proceeds derived from the sale of the Bonds. The Borrower shall pay when due (i) the total interest due on the Bonds to the respective dates of payment thereof, (ii) the total principal amount of the Bonds and (iii) the total purchase price (principal and interest) of the Bonds tendered for purchase by the Owners thereof, all in accordance with the terms of the Indenture. All payments with respect to the principal of and interest on any Series of Additional Bonds shall be made in accordance with any Supplement to the Indenture authorizing the issuance thereof and any Supplement to this Loan Agreement made in connection therewith.

     In order to provide for the payment of the amounts due under this Section with respect to the Series 2003 Bonds, the Borrower shall repay the Series 2003 Loan with interest in accordance with the following provisions:

          (a) On or before each and every Interest Payment Date, commencing on the first Interest Payment Date after the Closing Date, until the principal of and interest on the Series 2003 Bonds shall have been fully paid or provision for payment thereof shall have been made in accordance with the Indenture, the Borrower shall pay to the Trustee, for the account of the Issuer, a sum of money, in funds immediately available on such date, equal to the amount payable on such Interest Payment Date as interest (at the applicable rate or rates provided in the Indenture and in the Series 2003 Bonds) on the Series 2003 Bonds.

          (b) Each year until the Series 2003 Bonds shall have been fully paid or provision for payment thereof shall have been made in accordance with the Indenture, the Borrower shall pay to the Trustee, for the account of the Issuer, a sum of money, in funds immediately available on such date, as required by Section 4.9 of the Letter of Credit Agreement.

          (c) Each payment to be made under subsection (a) and (b) above shall be made by check or draft or wire transfer (or other method agreed to by the Trustee and the Borrower), and upon such other terms, all as provided in the Indenture and/or the Letter of Credit Agreement, as the case may be.

          (d) In any event, each and every payment under this Section shall be sufficient, taking into account past and anticipated future payments, to pay the amount of principal (including annual payments made in accordance with Section 4.9 of the Letter of Credit Agreement) (whether at maturity or by redemption or acceleration or otherwise) and interest payable on the Series 2003 Bonds on its respective Bond Payment Date. If on any date on which a payment is required to be made by the Borrower pursuant to subparagraph (a) or (b) (whether or not such payment date is a Bond Payment Date), the required payments are not made by the Borrower or the balance in the Principal Account and the Interest Account of the Bond Fund is insufficient to make the required payments of principal (including annual payments made in accordance with Section 4.9 of the Letter of Credit Agreement) (whether at maturity or by redemption or acceleration or otherwise) and interest on such Bond Payment Date or, taking into account all future required payments, on the next succeeding Bond Payment Date, as appropriate, the Borrower shall forthwith pay any such amounts due or any such deficiency, in funds immediately available on the date on which such payment is due or on such Bond Payment Date, as appropriate; provided that any amount held by the Trustee in the Bond Fund on any Bond Payment Date (except for amounts held for redemption of the Series 2003 Bonds called for redemption pursuant to Article III of the Indenture or for the payment of the purchase price of such Bonds Tendered or Deemed Tendered for Purchase pursuant to Article IV of the Indenture or for the payment of the Series 2003 Bonds not presented for payment as provided in Section 5.8 of the Indenture) shall be credited against the payment to be made on such Bond Payment Date to the extent such amount is in excess of the amount required for payment of the Series 2003 Bonds theretofore matured or called for redemption and past due interest in all cases where interest payments have been returned to the Trustee, or the Trustee has otherwise been unable to pay interest to the Owners of such Bonds; and provided further, that if the amount held by the Trustee in the Bond Fund should be sufficient to pay at the times required the principal of and interest on all of the Series 2003 Bonds then remaining Outstanding and unpaid, the Borrower shall not be obligated to make any further payments under the foregoing provisions of this Section.

     SECTION 3.4. Payments to Trustee for Purchase of Bonds. The Borrower shall pay to the Trustee amounts equal to the amounts to be paid to Owners of Bonds pursuant to Section 4.1 and Section 4.2 of the Indenture, on the dates the purchase price of such Bonds Tendered or Deemed Tendered for Purchase to the Trustee is to be paid from the sources described in Section 4.4 of the Indenture. The obligation of the Borrower to make the payments required to be made under this Section 3.4 shall be reduced by the amount of any moneys available for such payment from proceeds of the remarketing and sale of Bonds, moneys received from a Bond Purchase Drawing under the Credit Facility and Excess Bond Proceeds, Net Proceeds and proceeds from the disposition of certain equipment pursuant to Section 9.9 of the Letter of Credit Agreement, which have been deposited into the Purchase Account of the Bond Fund in accordance with the Indenture.

     SECTION 3.5. Place of Payments. The payments provided for in Section 3.3 hereof shall be paid directly to the Trustee for the account of the Issuer and deposited in the Bond Fund. The additional payments to be made to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent or the Registrar under Section 7.1 and Section 7.2 hereof shall be paid directly to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent or the Registrar for their own use. Any additional payments which the Borrower may be required to pay to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent or the Registrar pursuant to Article VII hereof shall be paid directly to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent or the Registrar, as the case may be, or to such other person as the Issuer, the Trustee, the Paying Agent, the Remarketing Agent or the Registrar may direct. The payments to be made to the Trustee pursuant to Section 3.4 hereof shall be paid directly to the Trustee.

     SECTION 3.6. Credit Facility; Substitute Credit Facility. (a) On the date of issuance of any Series of Bonds, the Borrower shall provide security for payment of the principal thereof and interest thereon and for payment of the purchase price of Bonds Tendered or Deemed Tendered for Purchase and not remarketed by causing a Credit Facility for each Series of Bonds to be delivered to the Trustee. The Borrower hereby authorizes and directs the Trustee to draw moneys under the Credit Facility, in accordance with its terms and the terms of the Indenture, to the extent necessary to pay the principal of and interest on the Bonds when due and to pay the purchase price of Bonds Tendered or Deemed Tendered for Purchase. The Borrower is initially providing the 2003 Letter of Credit to provide payment for, and secure the payment of, the principal of and interest on, and the purchase price of, the Series 2003 Bonds.

          (b) The Borrower may, at its election and with the consent of the Credit Facility Provider, provide for one or more extensions of the Credit Facility beyond its then stated date of expiration.

          (c) The Borrower may provide for the delivery to the Trustee of a Substitute Credit Facility to replace the Credit Facility then in effect (i) upon the expiration of the Credit Facility then in effect, or (ii) with the prior written consent of the existing Credit Facility Provider, provided that the Borrower must furnish to the Trustee the items described in the definition of “Substitute Credit Facility” contained in Section 1.1 of the Indenture.

          (d) The stated expiration date of any Substitute Credit Facility shall not be earlier than the earlier of (i) the date that is one year after the effective date of such Substitute Credit Facility and (ii) the fifth Business Day after the date of the final maturity of the Series of Bonds secured thereby.

          (e) Any Credit Facility securing a Series of Bonds shall secure only that particular Series of Bonds and no other and shall not be available to pay the principal of, interest on, or the purchase price of, any other Series of Bonds.

     SECTION 3.7. Obligations of the Borrower Hereunder Are Unconditional. The payment and performance by the Borrower of the Borrower’s Bond Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee, and the Borrower shall pay absolutely net during the Loan Term the payments to be made on account of the Loans as prescribed in Section 3.3 hereof and in any Supplement to this Loan Agreement and all other payments required here-under and thereunder, free of any deductions and without abatement, diminution or set-off, other than as herein or therein expressly provided; and until termination of this Loan Agreement, the Borrower (a) will not suspend or discontinue any payments provided for in Section 3.3 hereof or in any Supplement to this Loan Agreement; (b) will perform and observe all of its other agreements contained in this Loan Agreement, including (without limitation) all payments required to be made to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent or the Registrar; and (c) except as provided in Article IV hereof, will not terminate this Loan Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Borrower to complete the acquisition of the 2003 Facility or any Additional Facilities, sale or other transfer of the Property, destruction of or damage to the Property, condemnation of the Property, commercial frustration of purpose, the occurrence of any acts or circumstances that may constitute a failure of consideration, any change in the tax laws of the United States of America or of the State or any political subdivision of either of these, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement, except to the extent permitted by this Loan Agreement.

     SECTION 3.8. Failure to Make Payments. In the event the Borrower fails to make any of the payments required by this Loan Agreement and any Supplement to this Loan Agreement, when the same are due and payable, such payment shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same to the person entitled thereto, with interest thereon, including, to the extent permitted by law, interest on any overdue payment of principal or interest on Bonds of any Series, at the interest rate borne by such Bonds.

ARTICLE IV

PREPAYMENT OF LOANS

     SECTION 4.1. Prepayment of Loans Prior to Maturity. In the manner and with the effect provided in this Loan Agreement and the Indenture, the Loans shall be subject to prepayment prior to maturity as follows:

          (a) Mandatory Prepayment in the Amount of Excess Bond Proceeds. The Borrower shall prepay any Loan to the extent that Excess Bond Proceeds remain in the Facility Fund following the date on which the Completion Certificate is delivered to the Trustee and such Excess Bond Proceeds are transferred from the Facility Fund to the Principal Account of the Bond Fund pursuant to Section 5.5 of the Indenture.

          (b) Mandatory Prepayment in the Amount of Net Proceeds and Proceeds from the Disposition of Certain Equipment. The Borrower shall prepay any Loan to the extent that moneys in the Principal Account of the Bond Fund shall have been furnished by the Borrower, or by the Credit Facility Provider on behalf of the Borrower, which moneys represent Net Proceeds or proceeds from the disposition of certain equipment pursuant to Section 9.9 of the Letter of Credit Agreement.

          (c) Mandatory Prepayment. The Borrower shall prepay any Loan to the extent that the Bonds of the corresponding Series are required to be redeemed in accordance with the provisions of (i) Section 4.9 and Schedule A of the Letter of Credit Agreement, as the same may be amended from time to time, and (ii) Sections 3.1(c) and 3.6(b) of the Indenture.

          (d) Optional Prepayment. The Borrower may prepay any Loan in whole or in part (but in part only if the aggregate principal amount of Outstanding Bonds of the corresponding Series immediately following such prepayment will be at least $500,000) on any Interest Payment Date, by giving written direction of such prepayment to the Trustee (such direction to be given by the Borrower at least 45 days prior to the date fixed for redemption), in a principal amount equal to the principal amount of such Bonds to be redeemed on such Interest Payment Date.

          (e) Optional Prepayment on Mandatory Tender Dates. The Borrower may prepay any Loan in whole or in part, on any Mandatory Tender Date, by giving written direction of such prepayment to the Trustee (such direction to be given by the Borrower at least 45 days prior to the date fixed for redemption), in a principal amount equal to the principal amount of Bonds of the corresponding Series to be redeemed on such Mandatory Tender Date.

     SECTION 4.2. Amount Required for Prepayment. To prepay any Loan pursuant to this Article, the Borrower shall pay to the Trustee moneys in such amount as may be necessary to pay the applicable redemption price as set forth in Section 3.1 of the Indenture, so that all Bonds of the Series corresponding to the Loan to be redeemed shall no longer be deemed Outstanding.

The Borrower shall also pay to the Trustee an amount which will be sufficient to pay all expenses of redemption, the fees and expenses of the Issuer (which will be collected by the Trustee and paid to the Issuer unless otherwise provided herein), the Trustee, the Paying Agent and the Registrar in connection with such redemption or the cancellation and discharge of any of the Bond Documents, and any and all sums then due to the Issuer or the Trustee under the Bond Documents. The Borrower shall make arrangements satisfactory to the Trustee for the giving of any required notice of redemption of any series of Bonds. Any prepayment shall be made in Authorized Denominations; provided, however, no prepayment shall be permitted if such prepayment would result in a Bond in a denomination of less than $100,000. With regard to any partial prepayment, the Borrower agrees to pay to the Trustee any additional amounts, which when added to amounts available for redemption, will permit Bonds to be redeemed in the denominations described in the immediately preceding sentence.

     SECTION 4.3. Purchase of Bonds. The Borrower may furnish moneys to the Trustee accompanied by a notice directing such moneys to be applied to the purchase of Bonds of any series pursuant to Section 4.1 and Section 4.2 of the Indenture; however, moneys for the payment of the purchase price of such Bonds Tendered or Deemed Tendered for Purchase shall be derived solely from the sources, and in order of priority, described in Section 4.4 of the Indenture.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

     SECTION 5.1. General Representations and Warranties by the Issuer. The Issuer makes the following representations and warranties:

          (a) The Issuer is a body politic and corporate and a public instrumentality of the State. Under the provisions of the Acts, the Issuer has the power to enter into this Loan Agreement and the other Bond Documents entered into by it and the transactions contemplated hereunder and thereunder and to carry out its obligations hereunder and thereunder. By proper action, the Issuer has duly authorized the execution and delivery of this Loan Agreement and each of the other Bond Documents executed and delivered by it. The Issuer is not in default under any of the provisions of the laws of the State which would affect its existence or its powers referred to in this subsection (a).

          (b) To finance the costs of acquisition of the 2003 Facility, the Issuer has agreed at the request of the Borrower to issue and sell the Series 2003 Bonds and to lend the proceeds thereof to the Borrower under and pursuant to this Loan Agreement.

          (c) As provided in the Indenture, the Revenues are pledged to secure the payment of the principal of and interest on the Bonds and for any other payment referred to in this Loan Agreement.

          (d) This Loan Agreement and the Indenture have been duly and properly authorized, executed, sealed and delivered by the Issuer, constitute valid and legally binding obligations of the Issuer, and are fully enforceable against the Issuer in accordance with their respective terms; provided, however, that the enforceability and binding nature of this Loan Agreement and the Indenture are subject to bankruptcy, insolvency, reorganization and other state and federal laws affecting the enforcement of creditors’ rights generally, and, to the extent that certain remedies under such instruments require, or may require, enforcement by a court of equity, such principles of equity as the court having jurisdiction may impose.

          (e) There are no proceedings pending or, to the knowledge of the Issuer, threatened in writing before any court or administrative agency which may affect the authority of the Issuer to enter into this Loan Agreement or the Indenture.

          (f) The execution, delivery and performance by the Issuer of this Loan Agreement and the Indenture, or any other document required to be delivered hereby by the Issuer, do not constitute a violation or breach of or a default under the Acts or any existing mortgage, indenture, contract, instrument or agreement binding on the Issuer or affecting its property, or any provision of law or order of any court binding upon the Issuer.

          (g) The Resolution was duly and properly adopted by the Issuer and the same is in full force and effect on the Closing Date.

     SECTION 5.2. Representations and Warranties by the Borrower. The Borrower makes the following representations and warranties to induce the Issuer to enter into this Loan Agreement and to issue the Series 2003 Bonds, to induce the Bank to enter into the Letter of Credit Agreement and to issue the 2003 Letter of Credit and to induce the Owners, from time to time, of the Series 2003 Bonds, to purchase the same:

          (a) Good Standing. The Borrower is a corporation duly organized and existing, in good standing, under the laws of the State of Delaware. The Borrower is not a successor to any entity. The Borrower has the corporate power and all necessary governmental licenses, authorizations, consents, approvals and permits to own, lease and hold its property and to carry on its business as now being conducted and as proposed to be conducted. The Borrower is duly qualified to transact business as a foreign corporation and is in good standing in the State of Maryland and in every other jurisdiction in the United States and elsewhere in which the failure to so qualify would have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Borrower.

          (b) Authority. The Borrower has full power and authority to enter into and execute and deliver this Loan Agreement and each of the other Bond Documents and the Credit Facility Documents executed and delivered by the Borrower, and to incur and perform the obligations provided for herein and therein (including the borrowing of the Series 2003 Loan), all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of any person or public authority or regulatory body is required as a condition to the validity or enforceability of this Loan Agreement or any of the other Bond Documents and the Credit Facility Documents executed and delivered by the Borrower or, if required, the same has been duly obtained.

          (c) Binding Agreements. This Loan Agreement and each of the other Bond Documents and the Credit Facility Documents executed and delivered by the Borrower have been duly and properly executed by the Borrower, constitute valid and legally binding obligations of the Borrower, and are fully enforceable against the Borrower in accordance with their respective terms; except to the extent that enforceability may be affected by any bankruptcy or insolvency proceeding filed by or against the Borrower and subject to the exercise of judicial discretion in accordance with general principles of equity.

          (d) Litigation. There is no litigation or proceeding pending or, so far as the Borrower knows, threatened, before any court or administrative agency which would materially adversely affect the business, financial condition or operations of the Borrower, the transactions contemplated hereby and by the other Bond Documents and the Credit Facility Documents or the authority of the Borrower to enter into, or the validity or enforceability of, this Loan Agreement or any of the other Bond Documents or the Credit Facility Documents executed and delivered by the Borrower.

          (e) No Conflicting Agreements, Laws, etc. There is (i) no provision of the Articles of Incorporation or By-Laws of the Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting any property of the Borrower, and (ii) to the knowledge of the Borrower, no provision of law or order of court binding on the Borrower or affecting the Borrower’s property, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Loan Agreement or any of the other Bond Documents or the Credit Facility Documents executed and delivered by the Borrower, or which would be in default or violated as a result of such execution, delivery or performance, or for which adequate consents or waivers have not been obtained.

          (f) Use of Proceeds of Series 2003 Loan. The Borrower intends that the proceeds of the Series 2003 Loan be used solely to finance the 2003 Facility Costs.

          (g) Places of Business of Borrower. The Borrower has its principal place of business and maintains or keeps its records in Montgomery County, Maryland, and in no other county in the State and at no location outside the State.

          (h) Names of Borrower. Except for Therapeutic Genomics, Inc., the Borrower has never done business under any name other than “Avalon Pharmaceuticals, Inc.”

          (i) Requisitions. Each requisition submitted in accordance with Section 5.3 of the Indenture, or the receipt of the disbursement requested thereby, shall constitute an affirmation that the representations and warranties of the Borrower set forth in this Section are true and correct in all material respects as of the date of such requisition.

ARTICLE VI

COMPLETION OF ACQUISITION OF 2003 FACILITY;
COVENANTS AND REPRESENTATIONS AND WARRANTIES
OF BORROWER WITH RESPECT TO THE INVESTMENT OF
BOND PROCEEDS; RELATED MATTERS

     SECTION 6.1. Completion of Acquisition of 2003 Facility. The Borrower will complete the acquisition of the 2003 Facility in accordance with the Plans and Specifications and the Construction Contract on or before the Projected Completion Date.

     SECTION 6.2. Application and Investment of Bond Proceeds. The Borrower consents and agrees to the provisions of Article V of the Indenture relating to the disbursement of moneys on deposit in the Facility Fund and the use of moneys on deposit therein.

     The Borrower consents and agrees to the provisions of Article VI of the Indenture relating to investment of the proceeds of the Bonds and any amounts held in the Bond Fund, the Net Proceeds Escrow Fund and the Facility Fund. The Borrower acknowledges and agrees that neither the Issuer nor the Trustee shall have any liability for any loss incurred by reason of any such investment, unless, as to the Trustee, such loss is a result of the Trustee’s gross negligence or willful misconduct.

     SECTION 6.3. Establishment of Completion Date. The Completion Date for the 2003 Facility and any Additional Facilities, to the extent applicable, shall be evidenced to the Trustee and the Credit Facility Provider by the Borrower’s delivery to the Trustee, the Issuer and the Credit Facility Provider of a Completion Certificate (appropriately completed) substantially in the form attached to this Loan Agreement as Exhibit A and made a part hereof.

     Upon receipt of a Completion Certificate for the 2003 Facility and any Additional Facilities, the Trustee shall apply any Excess Bond Proceeds remaining in the Facility Fund with respect thereto, other than moneys necessary for the payment of Facility Costs incurred by the Borrower but not then due or payable, as provided in Section 5.5 of the Indenture. With respect to Excess Bond Proceeds remaining in the Facility Fund after the Completion Date, the Borrower shall direct the Trustee in writing (a) to apply such Excess Bond Proceeds to redeem Bonds of the Series from which the Excess Bond Proceeds derive pursuant to Section 5.5 of the Indenture, or (b) to apply such Excess Bond Proceeds to purchase Bonds Tendered or Deemed Tendered for Purchase. If any portion of such Excess Bond Proceeds aggregating less than an Authorized Denomination is not used to redeem or purchase Bonds as provided in the preceding sentence or to pay the Borrower’s reimbursement obligations to the Credit Facility Provider to the extent of drawings paid by the Credit Facility Provider to redeem or purchase Bonds as provided in the preceding sentence, within 12 months of being deposited in the Principal Account or the Purchase Account, as the case may be, such Excess Bond Proceeds shall be applied as provided in Section 5.5 of the Indenture.

     Notwithstanding the foregoing, the Completion Certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of the Completion Certificate or which may subsequently come into being. It shall be the duty of the Borrower to cause the

Completion Certificates to be furnished as soon as the acquisition of the 2003 Facility and any Additional Facilities, to the extent applicable, shall have been completed.

     SECTION 6.4. Borrower Required to Pay Facility Costs in the Event that Facility Fund Insufficient. In the event the moneys in the Facility Fund available for payment of Facility Costs are not sufficient to pay the Facility Costs in full, the Borrower agrees to complete, or cause to be completed, the 2003 Facility and any Additional Facilities and to pay or finance, or cause to be paid or financed, all that portion of the Facility Costs as may be in excess of the moneys available therefor in the Facility Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Facility Fund and which, under the provisions of this Loan Agreement, will be available to lend to the Borrower for payment of the Facility Costs will be sufficient to provide funds to pay all the Facility Costs. The Borrower agrees that if the Borrower finances any portion of the Facility Costs from sources other than the proceeds of the Loans, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee, nor shall it be entitled to any abatement or diminution of the payments required by this Loan Agreement.

ARTICLE VII

PAYMENT OF FEES AND EXPENSES OF THE ISSUER, THE TRUSTEE, THE PAYING
AGENT, THE REMARKETING AGENT AND THE REGISTRAR; INDEMNIFICATION;
ADVANCES; RESERVED RIGHTS OF ISSUER

     SECTION 7.1. Payment of Administration Expenses of the Trustee, the Paying Agent, the Remarketing Agent and the Registrar. The Borrower agrees to pay to the Trustee, the Paying Agent, the Remarketing Agent and the Registrar amounts equal to the respective agreed to fees and charges of the Trustee, the Paying Agent, the Remarketing Agent and the Registrar (such agreed upon fees and charges being set forth on Schedule 7.1 attached hereto) for the services rendered and expenses incurred (including reasonable attorneys’ fees) under the Bond Documents as and when the same become due; provided, however, that the fees and expenses of the Remarketing Agent shall be paid by the Borrower as provided in the Placement and Remarketing Agreement. In addition, the Borrower shall pay all reasonable costs and expenses of the Trustee, the Registrar and the Paying Agent in connection with the registration, exchange or registration of transfer of the Bonds pursuant to Section 2.11 of the Indenture. The obligations of the Borrower under this Section shall survive the termination of this Loan Agreement and the payment and performance of all other of the Borrower’s Bond Obligations.

     SECTION 7.2. Payment of Issuer’s Fee and Administration Expenses.

          (a) Payment of Issuer’s Fee. The Borrower agrees to pay an annual fee to the Issuer (“the “Issuer’s Fee”). The first Issuer’s Fee is $15,000 and shall be due and payable on the Closing Date. Following the payment of the initial Issuer’s Fee, the Borrower agrees to pay an amount equal to 0.125% of the outstanding principal balance of the Bonds. Subsequent payments shall be made in arrears on (i) each subsequent anniversary of the Closing Date, and (ii) the date on which the Bonds are paid in full (whether by maturity, redemption or otherwise), and shall be calculated on the outstanding principal balance of the Bonds as of the anniversary of the Closing Date (taking into account any reduction of principal on such anniversary date)

preceding the payment date of the Issuer’s Fee. The Issuer’s Fee shall be calculated and invoiced by the Trustee, paid by the Borrower to the Trustee on the date due and payable and promptly remitted by the Trustee to the Issuer. No refund of the Issuer’s Fee shall be made in the event the Bonds mature or are redeemed, accelerated or otherwise paid during any period for which the Issuer’s Fee has been paid and no proration of the Issuer’s Fee paid at maturity shall be made. Neither the failure to receive an invoice for the Issuer’s Fee nor any defect in such invoice so delivered shall affect the Borrower’s obligation to make Issuer’s Fee payments.

          (b) Administration Expenses of the Issuer. The Borrower agrees to pay the Issuer (or, if the Issuer so elects, to pay directly to the person entitled to payment) for the Administration Expenses, if any, incurred by the Issuer in the administration of this Loan Agreement, of the Loans, and of the Bonds, including attorneys’ fees. The obligation of the Borrower under this Section shall survive the termination of this Loan Agreement and the payment and performance of all other of the Borrower’s Bond Obligations.

     SECTION 7.3. No Pecuniary Liability. The Acts and the Resolution prescribe and the parties intend that by reason of making this Loan Agreement, by reason of the issuance of the Bonds, by reason of the performance of any act required of it by this Loan Agreement, or by reason of the performance of any act requested of it by the Borrower, no indebtedness or charge against the general credit of the Issuer, the Department or the State within the meaning of any constitutional or charter provision or statutory limitation shall occur, nor shall any of the foregoing ever constitute or give rise to any pecuniary liability of the Issuer, the Department or the State. Nevertheless, if the Issuer incurs any such pecuniary liability, then in such event the Borrower shall indemnify and hold the Issuer harmless by reason thereof.

     SECTION 7.4. Indemnification of the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar. The Borrower shall protect, indemnify, and save harmless the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar and their respective officers, employees and agents against and from any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature incurred by, or asserted or imposed against, the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar and their respective officers, agents or employees, or any of them, by reason of any accident, injury (including death) or damage to any person or property, however caused (other than the gross negligence or willful misconduct of the Trustee, the Paying Agent, the Remarketing Agent or the Registrar, which gross negligence or willful misconduct shall affect the indemnification rights of only that person which committed such gross negligence or willful misconduct), resulting from, connected with or growing out of any act of commission or omission of the Borrower, or any officers, employees, agents, assignees, contractors or subcontractors of the Borrower or any use, non-use, possession, occupation, condition, operation, service, design, construction, acquisition, maintenance or management of, or on, or in connection with, the Property, or any part thereof, during the Loan Term and regardless of whether such liabilities, suits, actions, claims, demands, damages, losses, expenses and costs be against or be suffered or sustained by the Issuer, the Trustee, the Paying Agent, the Remarketing Agent or the Registrar, or any of their respective officers, agents or employees, or be against or be suffered or sustained by legal entities, officers, agents, or other persons to whom the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar, or any of their respective officers, agents or employees may become liable therefor. The

Issuer shall not be liable for any damage or injury occurring during the Loan Term to the persons or property of the Borrower or any of its officers, agents, including operating personnel, contractors and employees, or any other person or entity who or which may be upon the Property.

     The Borrower may, and if so requested by the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar shall, undertake to defend, at its sole cost and expense, any and all suits, actions and proceedings brought against the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar, or any of their respective officers, agents or employees in connection with any of the matters indemnified against in this Section. The Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar shall give the Borrower timely notice of and shall forward to the Borrower every demand, notice, summons or other process received with respect to any claim or legal proceedings within the purview hereof, but the failure of the Issuer, the Trustee, the Paying Agent, the Remarketing Agent or the Registrar to give such notice shall not affect its right to indemnification hereunder, unless the failure to give notice shall have deprived the Borrower of a reasonable opportunity to contest any such matter.

     The Borrower shall protect, indemnify, and save harmless the Issuer and its officers, employees and agents against and from any and all damages, liabilities, actions, suits, proceedings, claims, demands, losses, costs and expenses (including attorneys’ and experts’ fees) of every kind and nature incurred by, or asserted or imposed against, the Issuer, and its officers, employees or agents acting in the course and scope of their employment or agency for the Issuer, or any of them, arising out of or in connection with the Bonds, this Loan Agreement, the Indenture, the Letter of Credit Agreement, or any of the Bond Documents or other Letter of Credit Documents; provided, however, that the Borrower shall not protect, indemnify, and save harmless the Issuer, and its officers, employees and agents for any willful misconduct on their part, nor shall the Issuer, its officers, employees and agents be indemnified to the extent that the Issuer, its officers, employees and agents are covered by or have the defense of sovereign immunity (provided, however, that the Borrower will still indemnify the Issuer, its officers, employees and agents for all reasonable costs, including, but not limited to, reasonable attorneys’ fees, in connection with any suit in which the Issuer, its officers, employees and agents are covered by or have a successful defense of sovereign immunity).

     The Borrower agrees to indemnify the Trustee, the Paying Agent, the Registrar and their respective officers, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts and duties hereunder and under the Bond Documents, including the costs and expenses (including attorneys’ fees) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

     If the indemnification provided for herein is held by a court to be unavailable or is insufficient to hold any indemnified party harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the Borrower shall contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Borrower on the one hand and the indemnified party on the other hand, as well as any other relevant equitable considerations.

     The obligations of the Borrower under this Section shall survive the termination of this Loan Agreement and the payment and performance of all other of the Borrower’s Bond Obligations.

     All acts, including any failure to act, relating to the Property by any agent, representative or designee of the Trustee are performed solely for the benefit of the Trustee and the Owners to assure repayment of the Loans and are not for the benefit of the Borrower or the benefit of any other person. The obligations of the Borrower under this Section shall survive the termination of this Loan Agreement and the payment and performance of all other of the Borrower’s Bond Obligations.

     SECTION 7.5. Right to Perform; Advances by Issuer or Trustee. If the Borrower fails to make, or cause to be made, any payment or to perform any other of the Borrower’s Bond Obligations, the Issuer or the Trustee, without notice or demand upon the Borrower, without waiving any default or releasing the Borrower from the Borrower’s Bond Obligations, and without being under any obligation to do so, may make such payment or perform the Borrower’s Bond Obligations. All amounts so paid by the Issuer or the Trustee and all costs, fees and expenses incurred by the Issuer or the Trustee in connection with such payment or performance shall be immediately due and payable by the Borrower as additional payments, together with interest thereon from the date the same are paid or incurred at the Penalty Rate, until the same are paid in full by the Borrower.

     SECTION 7.6. Agreement to Pay Attorneys’ Fees and Expenses. In the event the Borrower defaults under any of the provisions of the Bond Documents and the Issuer or the Trustee employs attorneys or incurs other expenses for the collection of amounts due hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower contained in the Bond Documents, the Borrower will, on demand therefor, pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

     SECTION 7.7. Inspection of Property. The Borrower will permit the Issuer or the Trustee or any person or persons authorized by the Issuer or the Trustee to enter and make inspections of the Property or any part thereof at all reasonable times and as often as may be reasonably requested by the Trustee or the Issuer, and at any time whatsoever without notice to enforce any remedies upon the occurrence of an Event of Default.

     SECTION 7.8. No Warranty of Suitability or Merchantability by Issuer. The Borrower recognizes that since any plans and specifications for the 2003 Facility and any Additional Facilities are furnished by it, and since any items of equipment are selected by it and are to be installed in accordance with its directions, the Issuer makes no warranty, either express or implied, and offers no assurances that the 2003 Facility and any Additional Facilities will be suitable for the Borrower’s purposes or needs or that the proceeds derived from the Loans will be sufficient to pay or refinance in full all costs of the acquisition of the 2003 Facility and any Additional Facilities. Without limiting the generality of the foregoing provisions of this Section, the Borrower hereby acknowledges that THE ISSUER DOES NOT IN ANY WAY WARRANT THE MERCHANTABILITY OF ANY EQUIPMENT, AND THAT THERE ARE NO IMPLIED WARRANTIES OR WARRANTIES OF FITNESS MADE BY THE ISSUER. By acceptance of each item of equipment, the Borrower is deemed to have acknowledged to the Issuer that such item of equipment is in acceptable condition and operating order.

     SECTION 7.9. Issuer’s Rights to Approve Certain Actions and Receive Notices and Information. Notwithstanding the Granting Clauses of the Indenture, the Issuer reserves to itself and shall retain the right to grant any and all approvals which the Issuer is specifically entitled to grant under the terms of the Bond Documents, and the right to receive from time to time reports, notices and other information from the Borrower or any other person pursuant to the Bond Documents.

     SECTION 7.10. Officials of Issuer Not Liable. No covenant or agreement contained in the Bonds or in the other Bond Documents shall be deemed to be the covenant or agreement of any member, director, official, officer, agent, or employee of the Issuer, the Department or the State in his or her individual capacity, and neither any member, director, official, officer, agent or employee of the Issuer, the Department or the State nor any official or officer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

ARTICLE VIII

COVENANTS OF BORROWER

     SECTION 8.1. Covenants of Borrower. Throughout the Loan Term and until all of the Issuer’s Obligations and the Borrower’s Bond Obligations shall have been paid and performed in full, the Borrower will:

          (a) Conduct of Business, Corporate Existence. Continue to engage in the business of operating the Property for the purposes for which it is intended to be operated on the date of this Loan Agreement and shall cause to be done all things necessary to obtain, preserve and keep in full force and effect (i) its existence in good standing as a Delaware corporation, qualified to do business in the State and (ii) all licenses which are necessary for its business operations on the Property.

          (b) Compliance with Laws. Comply with all applicable federal, State and local laws, rules and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, and laws relating to nondiscrimination in employment subject to the Borrower’s right to contest any of the foregoing, at its sole cost and expense, in good faith, and by appropriate and diligent proceedings.

          (c) Books and Records. Permit access by the Trustee, the Issuer and the Credit Facility Provider to the books and records of the Borrower at the offices of the Borrower during normal business hours and prior to an Event of Default upon reasonable notice.

          (d) Taxes and Claims. Pay and discharge all applicable Taxes, imposed upon it or its income or properties prior to the date upon which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties, subject to the right of the Borrower to contest any of the foregoing, at its sole cost and expense, in good faith, by appropriate and diligent proceedings and after the establishment of reasonable reserves.

          (e) Financial Statements. Maintain at all times a system of accounting established and administered in accordance with generally accepted accounting principles and deliver to the Issuer:

               (i) as soon as available but in no event more than 90 days after the close of each of the Borrower’s fiscal years, a copy of the annual financial statements in reasonable detail satisfactory to the Issuer relating to the Borrower prepared in accordance with generally accepted accounting principles and examined and certified by an Independent Accountant, which financial statements shall include a balance sheet of the Borrower as at the end of such fiscal year, a statement of earnings and surplus of the Borrower for such fiscal year and a statement of changes in cash flow of the Borrower for such fiscal year; and

               (ii) with reasonable promptness, such additional information, reports or statements as the Issuer may from time to time reasonably request.

          (f) Drug and Alcohol Free Workplace. Make a good faith effort to eliminate illegal drug use and alcohol and drug abuse from any workplace of the Borrower in the State, including, without limitation, the 2003 Facility and any Additional Facilities, during the term of this Agreement by:

               (i) prohibiting the unlawful manufacture, distribution, dispensation, possession, or use of drugs in any workplace of the Borrower in the State, including, without limitation, the 2003 Facility and any Additional Facilities;

               (ii) prohibiting its employees from working while under the influence of alcohol or illegal drugs or abusing alcohol or drugs;

               (iii) not hiring or assigning to work on an activity funded in whole or part with State funds anyone whom it knows, or in the exercise of due diligence should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;

               (iv) promptly informing the appropriate law enforcement agency of every drug-related crime that occurs in any workplace of the Borrower in the State, including, without limitation, the 2003 Facility and any Additional Facilities if it or its employee has observed the violations or otherwise has reliable information that a violation has occurred; and

               (v) notifying employees that illegal drug use and alcohol and drug abuse are banned in any workplace of the Borrower in the State, including, without limitation,

the 2003 Facility and any Additional Facilities, imposing sanctions on employees who abuse drugs and alcohol in any workplace of the Borrower in the State, including, without limitation, the 2003 Facility and any Additional Facilities, and instituting steps to maintain any workplace of the Borrower in the State, including, without limitation, the 2003 Facility and any Additional Facilities, free from illegal drug use and drug and alcohol abuse.

          (g) Employment Count. Upon request, but not more frequently than twice annually, supply the employment count at the 2003 Facility and any Additional Facilities to the Issuer, including the number of employees of any tenants.

          (h) Insurance. Maintain policies of insurance in such amounts as is required by the Issuer from time to time, including (without limitation) Property Damage, Bodily Injury, Worker’s Compensation, Business Interruption, Fire and Extended Coverage, Builder’s Risk, Flood and General Contractor’s Insurance. In addition, all insurance coverage shall be evidenced by binders or properly endorsed policies and not certificates. Where appropriate, all binders and policies shall have attached thereto standard non-contributing, non-reporting mortgagee or loss payee clauses, as appropriate, in favor of Manufacturers and Traders Trust Company, at an address to be supplied by it and Maryland Industrial Development Financing Authority, 22nd Floor, Redwood Tower, 217 E. Redwood Street, Baltimore, Maryland 21202; and such binders and policies shall contain exactly the following cancellation clause:

     “These policies will not be cancelled without 30 days’ prior written notice to Manufacturers and Traders Trust Company and Maryland Industrial Development Financing Authority.”

          (i) Issuer’s Insurance Premium. Pay directly to the Bank, for remittance to the Issuer, the Issuer’s insurance premium payable in advance on the Closing Date and on the first day of each anniversary of the Closing Date in the amount of one-half of one percent (.5%) of the outstanding insured principal balance of the Letter of Credit.

          (j) Issuer’s Issuance Fee. Pay directly to the Issuer the Issuer’s issuance fee referred to in Section 7.2(a) hereof.

          (k) Licenses and Permits. Obtain and maintain all licenses and permits required for the Borrower’s operations.

          (l) Appraisals. Permit the Bank and/or the Issuer from time to time, at the Borrower’s expense, to order an appraisal of all equipment to be performed by an appraiser or appraisers selected by the Bank and/or the Issuer, in their sole discretion; provided, however, that the Borrower shall only be obligated to pay for one appraisal of the equipment in any twelve month period unless a default or event of default has occurred and is continuing under the Bond Documents or the Credit Facility Documents. The Borrower further agrees to (i) fully cooperate with such appraisers, (ii) provide such appraisers with access to the equipment and with any information regarding the equipment as is reasonably requested, and (iii) permit the Bank and the Issuer, their agents and representatives, to disclose to such appraisers any and all information they may have with regard to the equipment, the Borrower and the Loans as the Bank and the

Issuer, in their reasonable discretion, determine is necessary to provide for an accurate appraisal of the equipment.

          (m) Collaborative Agreements. Provide the Issuer and the Bank with summaries of any collaborative agreements as may be qualified by confidentiality agreement within 30 days after the effective date of such agreement or agreements.

     SECTION 8.2. Negative Covenants of the Borrower. Without the prior written consent of the Issuer and the Bank, the Borrower will not:

          (a) Borrowing. Borrow any funds or incur any indebtedness except (i) indebtedness in existence as of the Closing Date and of which the Borrower has informed the Bank and the Issuer in writing prior to the Closing Date, (ii) indebtedness of the Borrower or any subsidiary specifically permitted by (b) below, (iii) short-term trade indebtedness incurred in the ordinary course of business, (iv) equipment financing; or (v) indebtedness incurred in accordance with any Credit Facility Agreement then in effect.

          (b) Mortgages and Pledges. Create, incur or assume any mortgage, pledge, lien or other encumbrance of any kind upon any of its property or assets, whether now owned or hereafter acquired, except:

               (i) encumbrances permitted by Section 11.1 (f) of the Letter of Credit Agreement,

               (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings,

               (iii) liens in connection with worker’s compensation, unemployment insurance or other social security obligations,

               (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, and

               (v) mechanics’, worker’s, materialmen’s, landlords’, carriers’, or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith.

          (c) Merger, Acquisition or Sale of Assets. Enter into any merger, consolidation, or dissolution or acquire all or substantially all of the assets of any person, or sell, lease, or otherwise dispose of any of its assets (except assets disposed of in the ordinary course of business and except in accordance with the Credit Facility Agreement then in effect).

          (d) Management. Fail to notify the Bank and the Issuer of any change in the executive management of the Borrower. For purposes of this subsection, “executive management” shall mean the President, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Borrower.

          (e) Loans. Make loans or advances to any person, except for advances for customary and reasonable business expenses.

          (f) Contingent Liabilities. Guaranty the indebtedness of any person or entity.

          (g) Investments. Purchase or invest in non-operating assets not in compliance with the Borrower’s investment policy.

          (h) Equal Employment for Contractors. Discriminate on the basis of race, color, sex, religion, or national or ethnic origin in its hiring of contractors to carry out any portion of the 2003 Facility or any Additional Facilities. The Borrower further covenants that it shall prohibit its contractors from engaging in such discrimination in the hiring of subcontractors to carry out any portion of the 2003 Facility or any Additional Facilities.

ARTICLE IX

SPECIAL TERMS AND PROVISIONS

     SECTION 9.1. Service of Process; Consent to Jurisdiction; Waiver of Jury Trial. (a) The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Loan Agreement or any of the other Bond Documents may be brought in any appropriate court in the State of Maryland or in any other court having jurisdiction over the subject matter, all at the sole election of the Issuer or the Trustee, and by the execution of this Loan Agreement, the Borrower irrevocably consents to the jurisdiction of each such court.

          (b) If for any reason the Borrower should become not qualified to do business in the State, the Borrower hereby agrees to designate and appoint, without power of revocation, an agent for service of process within the State of Maryland, as the agent for the Borrower upon whom may be served all process, pleadings, notice or other papers which may be served upon the Borrower as a result of any of the Borrower’s Bond Obligations.

          (c) The Borrower covenants that throughout the period during which any of the Bonds remain Outstanding, if a new agent for service of process within the State of Maryland is designated, the Borrower will immediately file with the Trustee and the Issuer the name and address of such new agent and the date on which his appointment is to become effective.

          (d) The Borrower and the Issuer hereby waive trial by jury in any action or proceeding to which the Borrower and the Issuer may be parties, arising out of or in any way pertaining to this Loan Agreement or any of the other Bond Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Loan Agreement.

          This waiver is knowingly, willingly and voluntarily made by the Borrower, and the Borrower hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower further represents that it has been represented in the signing of this Loan Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

     SECTION 9.2. Further Assurances and Corrective Instruments. The Issuer and the Borrower agree that they will, from time to time, execute and deliver or cause to be executed and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Loan Agreement.

     SECTION 9.3. Estoppel Certificates. The Borrower will, upon not less than 10 business days’ request by the Trustee or the Credit Facility Provider, execute, acknowledge and deliver to the Trustee or the Credit Facility Provider a statement in writing, certifying (a) whether the Bond Documents are unmodified and in full force and effect and whether the payments required by this Loan Agreement to be paid by the Borrower have been paid, specifying the date and amount of each of such payments, and (b) the then unpaid balance of the Loans; and stating whether or not, to the knowledge of the signer of such certificate, the Issuer or the Borrower is in default in the performance of any covenant, agreement or condition contained in this Loan Agreement or in any of the other Bond Documents or the Credit Facility Documents and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by the Trustee or the Credit Facility Provider.

     SECTION 9.4. Authorized Borrower Representative; Authorized Issuer Representative; Successors. The Borrower and the Issuer, respectively, shall designate, in the manner prescribed in Section 1.1 of the Indenture, the Authorized Borrower Representative and the Authorized Issuer Representative. In the event that any person or persons so designated and their alternate or alternates, if any, becomes unavailable or unable to take any action or make any certificate provided for or required in this Loan Agreement, a successor or successors shall be appointed in the same manner. Whenever under the provisions of this Loan Agreement the approval of the Issuer or the Borrower is required, or the Issuer or the Borrower is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by the Authorized Issuer Representative and for the Borrower by the Authorized Borrower Representative, and the other party hereto and the Trustee are authorized to rely upon any such approval or request, and neither party hereto shall have any complaint against the other nor against the Trustee as a result of any such reliance; provided, however, that no such acceptance shall be deemed to be a waiver of any right or remedy which the Borrower may have against any third party.

     SECTION 9.5. Net Proceeds. If the Property is damaged or either partially or totally destroyed, or if title to or the temporary use of the whole or any part of the Property is taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower hereunder, and the Borrower shall continue to be obligated to make such payments. All Net Proceeds shall be applied in accordance with the terms of the Letter of Credit Agreement and the Indenture.

     SECTION 9.6. Compliance with Indenture. The Borrower agrees that, whenever the Indenture by its terms imposes a duty or obligation on the Borrower, such duty or obligation shall be binding upon the Borrower to the same extent as if the Borrower were an express party to the Indenture, and the Borrower agrees to carry out and perform all of its obligations under the Indenture.

ARTICLE X

USE OF PROPERTY; ASSIGNMENT; LEASING; REDEMPTION

     SECTION 10.1. Use of Property. The Borrower shall use the Property as a corporate headquarters and laboratory research facility or for any other lawful use approved by the Issuer and the Credit Facility Provider, such approval not to be unreasonably withheld.

     SECTION 10.2.1. Assignment of Loan Agreement. This Loan Agreement may be assigned by the Borrower, but only with the prior written consent of the Issuer and the Credit Facility Provider.

     SECTION 10.2.2. Assignment of the Property. The Borrower’s interest in the Property may be assigned, sold or otherwise disposed of, as a whole or in part, or leased as a whole by the Borrower, but only with the prior written consent of the Issuer and the Credit Facility Provider, subject, however, to applicable provisions of the Credit Facility Agreement and this Loan Agreement with respect to any leasing or assignment of the Property. Any such assignment or other disposition, or leasing as a whole, which is consented to by the Issuer and the Credit Facility Provider shall be further subject to the following conditions:

          (a) No assignment, leasing, sale or other disposition shall relieve the Borrower from primary liability for the Borrower’s Bond Obligations, and in the event of any such assignment or lease, sale or other disposition, the Borrower shall continue to remain primarily liable for all of the Borrower’s Bond Obligations.

          (b) The Borrower shall, within 30 days after the delivery thereof, furnish or cause to be furnished to the Issuer, the Trustee and the Credit Facility Provider a true and complete copy of each such assignment, lease, sublease, deed or other instrument, as the case may be.

     Notwithstanding the foregoing, during any period in which the Credit Facility is in effect, and the Credit Facility Provider has not wrongfully failed to honor any drawing under the Credit Facility (which drawing strictly complies with, and conforms to, the terms and conditions of the Credit Facility), the Borrower, in connection with any such assignment, leasing, sale or other disposition, may be relieved of liability for the Borrower’s Bond Obligations, if:

          (a) the Credit Facility Provider and the Issuer both agree, in writing, that the Borrower may be so relieved from such liability;

          (b) the assignee, lessee or transferee assumes, in writing, all of the Borrower’s Bond Obligations; and

          (c) all other conditions set forth above in this Section are met and complied with in all respects.

     The Credit Facility Provider, as a condition to its approval of any such assignment or disposition or leasing as a whole, may require that the net proceeds of any such assignment or disposition or leasing be applied to the redemption of the Bonds.

     SECTION 10.3. Assignment by the Issuer. The Issuer, simultaneously with the delivery of this Loan Agreement, has assigned to the Trustee and the Credit Facility Provider, pursuant to the Indenture, as security for the Issuer’s Obligations (among other things), all of the Issuer’s right, title and interest in and to and remedies under the Bond Documents, including the Revenues, and including (without limitation) any and all security referred to herein, excepting only the Reserved Rights of the Issuer. The Borrower consents to such assignment and agrees that it will make payment directly to the Trustee of all Revenues.

     SECTION 10.4. Redemption of Bonds. The Issuer, at the request at any time and expense of the Borrower, shall forthwith take all steps that may be necessary for the Issuer to take under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds in accordance with the provisions of the Indenture.

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

     SECTION 11.1. Events of Default Defined. The following shall be “Events of Default” under this Loan Agreement, and the term “Event of Default” shall mean, whenever it is used in this Loan Agreement, any one or more of the following events:

          (a) If any material representation or warranty made herein or in any other of the Bond Documents or in any report, certificate, financial statement, opinion or other instrument furnished in connection with this Loan Agreement proves to be false or misleading in any material respect when made or affirmed; provided, however, that so long as the Credit Facility Provider has not wrongfully failed to honor any draft drawn under the Credit Facility made in accordance with the terms of the Credit Facility (which drawing strictly complies with, and conforms to, the terms and conditions of the Credit Facility) presented under the Credit Facility, the event described in this paragraph (a) shall not constitute an Event of Default hereunder, unless the Credit Facility Provider declares the same to be an Event of Default hereunder by notice given in writing and delivered to the Trustee, the Issuer and the Borrower accompanied by a written request that the Bonds and all accrued and unpaid interest thereon become immediately due and payable; or

          (b) Failure by the Borrower to make any interest payment hereunder, but only if such failure results in a failure to pay interest on the Bonds on any Bond Payment Date; or

          (c) Failure by the Borrower to make any principal payment hereunder, but only if such failure results in a failure to pay principal of the Bonds on any Bond Payment Date; or

          (d) Failure by the Borrower to pay amounts to be paid with respect to the purchase price of the Bonds Tendered or Deemed Tendered for Purchase on any Tender Date, which failure continues for a period of ten days; provided however, that such failure shall not constitute an Event of Default hereunder so long as the Credit Facility Provider has not failed to honor any drawing (which drawing strictly complies with, and conforms to, the terms and conditions of the Credit Facility) presented under the Credit Facility, unless the Credit Facility Provider declares the same to be an Event of Default hereunder by notice given in writing and delivered to the Trustee and the Borrower accompanied by a written request that the Bonds and all accrued and unpaid interest thereon become immediately due and payable; or

          (e) The Trustee’s receipt of written notice from the Credit Facility Provider that an “Event of Default” (as that term is defined in the Credit Facility Agreement) has occurred under the Credit Facility Agreement accompanied by a written request that the Bonds and all accrued and unpaid interest thereon become immediately due and payable; or

          (f) An Act of Bankruptcy occurs; provided, however, if an Act of Bankruptcy is filed or commenced against the Borrower, the same shall not constitute an Event of Default hereunder if such Act of Bankruptcy is dismissed within 60 days from the date of such Act of Bankruptcy; or

          (g) If by reason of an “Event of Default” (as that term is defined in the Indenture) under the Indenture the Bonds automatically become, or are declared, due and payable by acceleration of maturity in accordance with Section 9.2(a) of the Indenture; or

          (h) Failure by the Borrower to pay when due any amount required to be paid under this Loan Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed (other than a failure described in clause (b), (c), (d) or (j) of this Section), which failure continues for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Borrower by the Trustee or to the Borrower and the Trustee by the Issuer, unless the Issuer and the Trustee agree in writing to an extension of such period prior to its expiration; provided, however, that if such failure is other than the payment of money and cannot be cured within such 30 day period, and if corrective action is initiated by the Borrower within such period and is being diligently pursued, and the Borrower certifies to the Trustee that the conditions to such extension contained in this paragraph (h) have been complied with, such failure shall not constitute an Event of Default hereunder; provided further, however, that such failure shall not constitute an Event of Default hereunder so long as the Credit Facility Provider has not failed to pay any drawing (which drawing strictly complies with, and conforms to, the terms and conditions of the Credit Facility) presented under the Credit Facility, unless the Credit Facility Provider declares the same to be an Event of Default hereunder by notice given in writing and delivered to the Trustee and the Borrower accompanied by a written request that the Bonds and all accrued and unpaid interest thereon become immediately due and payable; or

          (i) An Event of Default (as that term is defined in the Security Agreement) occurs under the Security Agreement; provided, however, that such occurrence shall not constitute an Event of Default hereunder so long as the Credit Facility Provider has not failed to pay any drawing (which drawing strictly complies with, and conforms to, the terms and conditions of the Credit Facility) presented under the Credit Facility, unless the Credit Facility Provider declares the same to be an Event of Default hereunder by notice given in writing and delivered to the Trustee and the Borrower accompanied by a written request that the Bonds and all accrued and unpaid interest thereon become immediately due and payable; or

          (j) Failure by the Borrower to pay the Issuer’s Annual Fee when due and payable.

     SECTION 11.2. Remedies on Default. (a)(i) Upon the occurrence and continuance of an Event of Default described in paragraph (b), (c) or (d) of Section 11.1 hereof, the Trustee shall, by written notice to the Issuer, the Borrower, the Remarketing Agent and the Credit Facility Provider, declare all payments payable under Section 3.3 hereof for the remainder of the Loan Term, together with all other moneys payable hereunder, to be immediately due and payable, whereupon they shall, without further action, become and be immediately due and payable; anything in this Loan Agreement or in the other Bond Documents to the contrary notwithstanding.

               (ii) Upon the occurrence and during the continuance of an Event of Default described in paragraph (a), (h) or (i) of Section 11.1 hereof, the Trustee may and, at the written request of the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding, shall, by written notice to the Issuer, the Borrower, the Remarketing Agent and the Credit Facility Provider, declare all payments payable under Section 3.3 hereof for the remainder of the Loan Term, together with all other moneys payable hereunder, to be immediately due and payable, whereupon they shall, without further action, become and be immediately due and payable.

               (iii) Upon the occurrence of an Event of Default described in paragraph (e), (f) or (g) of Section 11.1 hereof, all payments payable under Section 3.3 hereof for the remainder of the Loan Term, together with all other moneys payable hereunder, shall automatically become immediately due and payable without the necessity of any declaration or other action by the Trustee or any other person.

               (iv) Upon the occurrence of an Event of Default described in paragraph (j) of Section 11.1 hereof, the Trustee shall not declare all payments payable under Section 3.3 hereof for the remainder of the Loan Term, together with all other moneys payable hereunder, to be immediately due and payable, unless the Issuer so directs the Trustee in writing. If such written direction is received by the Trustee, the Trustee shall, by written notice to the Issuer, the Borrower, the Remarketing Agent and the Credit Facility Provider, declare all payments payable under Section 3.3 hereof for the remainder of the Loan Term, together with all other moneys payable hereunder, to be immediately due and payable.

               (v) Upon any such acceleration of maturity of the amounts payable hereunder as described in clause (i), (ii), (iii) or (iv) of this paragraph (a), the Trustee shall give notice thereof to the Issuer, the Borrower, the Remarketing Agent and the Credit Facility Provider and, by Mail, to all Owners of Outstanding Bonds, and the Trustee shall immediately draw moneys under the Credit Facility as provided in Section 9.2(a)(iv) of the Indenture.

          (b) If the amounts drawn under the Credit Facility are not sufficient to pay all of the principal of and interest on all Bonds then Outstanding, the Trustee may take one or more of the following steps:

               (i) Have access to and inspect, examine and make copies of the books and records and any and all accounts and similar data of the Borrower.

               (ii) Take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement.

               (iii) Proceed under the Uniform Commercial Code and in conjunction therewith exercise all of the rights, remedies and powers of a secured party under the Uniform Commercial Code.

               (iv) Subject to the terms thereof, exercise any rights and remedies it may have under the Bond Documents securing repayment of the Loans or payment of the Bonds, including the right to draw under the Credit Facility.

               (v) Proceed under the Uniform Commercial Code as to all or any part of the security referred to in Section 2.6 hereof, and in conjunction therewith exercise all of the rights, remedies and powers of a secured party under the Uniform Commercial Code, including, without limitation, taking possession of such security pursuant to Section 9-503 of the Uniform Commercial Code. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if mailed certified mail, return receipt requested, postage prepaid, by the Trustee to the Borrower at the address specified in Section 12.1 hereof at least 10 days before any sale or other disposition of any of such security referred to in Section 2.6 hereof. Disposition of any of the security referred to in Section 2.6 hereof, shall be deemed commercially reasonable if made pursuant to a public offering advertised at least once a week for two consecutive weeks in a newspaper of general circulation in the community in which the Property is located.

          (c) Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

          (d) No action taken pursuant to this Section shall relieve the Borrower from the Borrower’s Bond Obligations or the Borrower’s Credit Facility Obligations, all of which shall survive any such action, and the Trustee may take whatever action at law or in equity as may appear necessary and desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of the Borrower’s Bond Obligations.

          (e) Any waiver of any “Event of Default” (as that term is defined in the Indenture) under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default under this Loan Agreement and a rescission and annulment of the consequences thereof.

          (f)(i) Upon the occurrence of an Event of Default hereunder, the Credit Facility Provider shall have the right, but not the obligation, (A) in accordance with the terms of the Credit Facility Documents, to permit the Borrower to cure such Event of Default and (B) to exercise any and all rights and remedies set forth herein or under any of the other Bond Documents, and to step in and assume in writing and take over all of the Borrower’s rights and obligations under the Bond Documents and may then in so doing:

               (1) cure any such Event of Default without prejudice to the Credit Facility Provider’s rights and remedies against the Borrower;

               (2) assume management, operation and control of the Property; and

               (3) assume the Borrower’s Bond Obligations.

               (ii) If the Credit Facility Provider has elected its right to cure pursuant to clause (f)(i) above and that right to cure has not terminated under the terms hereof, the Credit Facility Provider, at its option, may sell or assign its rights and obligations thus assumed under the Bond Documents to a third party of its choice, provided, however, that the Credit Facility Provider must (A) obtain the prior written consent of the Issuer to any such sale or assignment, and (B) deliver to the Trustee an instrument or instruments evidencing the third party’s assumption of the Borrower’s rights and obligations. The Issuer shall consider the merits of such a sale or assignment within 30 calendar days of the Credit Facility Provider’s request for its consent. The Issuer further agrees that such consent to a sale or assignment by the Credit Facility Provider to a third party pursuant to this clause (f)(ii) shall not unreasonably be withheld and may be subject to certain conditions.

          If the Credit Facility Provider has elected its right to cure hereunder and either owns the Property or has sold or assigned the Property to a third party, the Credit Facility Provider shall continue to make payments to the Trustee under the Credit Facility. If the Credit Facility Provider fails to make a payment when drawn under the Credit Facility within the time provided in the Credit Facility and subject to the terms thereof, the rights of the Credit Facility Provider under this Section 11.2(f) shall immediately terminate, and the Trustee may then exercise its remedies under the Indenture and pursue its rights and remedies hereunder.

     SECTION 11.3. No Remedy Exclusive; Trustee and Owners Deemed Third-Party Beneficiaries. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or any of the other Bond Documents or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Owners of the Bonds shall be deemed third-party beneficiaries of all covenants and agreements herein contained.

     SECTION 11.4. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Loan Agreement should be breached by the Borrower and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE XII

MISCELLANEOUS

     SECTION 12.1. Notices. All notices, demands, requests, consents, approvals, certificates or other communications required under this Loan Agreement to be in writing shall be sufficiently given and shall be deemed to have been properly given three days after the same is mailed by certified mail, postage prepaid, return receipt requested, addressed to the person to whom any such notice, demand, request, consent, approval, certificate or other communication is to be given, at the appropriate address for the Principal Office of such person designated below:

Issuer:	Maryland Industrial Development Financing Authority
217 E. Redwood Street, 22nd Floor
Baltimore, Maryland 21202
Attention: Executive Director

Borrower:	Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: Chief Financial Officer and General Counsel

with a copy to:

Mark I. Gruhin, Esq.
Schmeltzer, Aptaker & Shepard, P.C.
Suite 1000
2600 Virginia Avenue, N.W.
Washington, DC 20037-1922

Trustee, Paying	Allfirst Trust Company National Association
Agent and	Mail Code 101-951
Registrar:	25 South Charles Street
Baltimore, Maryland 21201
Attention: Corporate Trust Department

Bank:	Manufacturers and Traders Trust Company
25 South Charles Street, 15th Floor
Baltimore, Maryland 21201
Attention: Letter of Credit Department

and

Manufacturers and Traders Trust Company
1410 Spring Hill Road, Suite 125
McLean, Virginia 22102
Attention: David DiLuigi

with a copy to:

Fred Levy, Esq.
Sonnenschein, Nath & Rosenthal
1301 K Street, N.W.
Suite 600, East Tower
Washington, DC 20005

Remarketing	Manufacturers and Traders Trust Company
Agent:	Mail Code 101-343
25 South Charles Street, 12th Floor
Baltimore, Maryland 21201
Attention: Treasury and Securities Markets Division

with a copy to:

Alan S. Mark, Esq.
Paley, Rothman, Goldstein,
Rosenberg & Cooper, Chartered
4800 Hampden Lane
7th Floor
Bethesda, Maryland 20814

Any person listed above may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. During any period in which the Registrar and the Paying Agent are the same and have the same address, any notice required to be given to either the Registrar or the Paying Agent, or both, may be given by one notice to the address for the Registrar and Paying Agent set forth above.

     SECTION 12.2. Prior Agreements Cancelled. This Loan Agreement shall completely and fully supersede all other prior agreements, both written and oral, between the Issuer and the Borrower relating to the acquisition of the 2003 Facility. Neither the Issuer nor the Borrower shall hereafter have any rights under such prior agreements but shall look solely to this Loan Agreement for definitions and determination of all of their respective rights, liabilities and responsibilities relating to the 2003 Facility and the Series 2003 Loan.

     SECTION 12.3. Filing. The security interest of the Issuer created hereby and the security interest of the Trustee created by the Indenture shall be perfected by the filing of financing statements which fully comply with the Uniform Commercial Code. The parties further agree that all necessary continuation statements shall be filed by the Trustee within the time prescribed by Uniform Commercial Code in order to continue the security interest created by this Loan Agreement and the Indenture.

     If, at any time, any of the information contained in any financing statement filed in connection with the security interests created by the Bond Documents, including without limitation, the description of any collateral, shall change in such manner as to cause such financing statement to become misleading in any material respect or as may impair the perfection of the security interests intended to be created by the Bond Documents, then the Borrower shall promptly prepare an amendment to such financing statements as may be necessary to continue the perfection of the security interests intended to be created by the Bond Documents, obtain the signatures of the debtor and secured party upon such amendment, and file the same in any office where such amendment is required to be filed to continue the perfection of the security interest intended to be created thereby. Upon the request of the Trustee, the Borrower shall prepare, have executed and file any amendments to the financing statements filed with respect to the security interests created by the Bond Documents in such form as the Trustee may require. The Borrower shall pay all costs and expenses incurred in connection with the performance of its obligations set forth in this paragraph.

     SECTION 12.4. Binding Effect; Borrower Bound by Bond Documents and Credit Facility Documents. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns. The Borrower consents and agrees to the terms and provisions of the Indenture and the other Bond Documents and Credit Facility Documents and agrees that the Borrower and its successors and assigns shall be bound by such terms and provisions.

     SECTION 12.5. Illegality. If fulfillment of any provision hereof or any transaction related hereto or to the other Bond Documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Loan Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Loan Agreement shall remain operative and in full force and effect.

     SECTION 12.6. Amendments, Changes and Modifications. This Loan Agreement may not be amended, changed, modified, altered or terminated except in accordance with the requirements of Sections 12.5, 12.6 and 12.7 of the Indenture.

     SECTION 12.7. Execution of Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 12.8. Law Governing Construction of Loan Agreement. This Loan Agreement is prepared and entered into with the intention that the law of the State shall govern its construction.

     SECTION 12.9. Amounts Remaining in Funds. It is agreed by the parties hereto that any amounts remaining in the Facility Fund, the Net Proceeds Escrow Fund and the Bond Fund under the Indenture upon expiration or sooner termination of the term hereof, as provided below after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all Administration Expenses in accordance with the Indenture or this Loan Agreement, shall be paid in accordance with the Indenture.

     SECTION 12.10. Payments by Credit Facility Provider. The Credit Facility Provider shall, to the extent of any payments made by it pursuant to the Credit Facility, be subrogated to all rights of the Issuer or its assigns (including, without limitation, the Trustee) as to all obligations of the Borrower with respect to which such payments shall be made by the Credit Facility Provider, but, so long as any of the Bonds remain Outstanding under the terms of the Indenture, such right of subrogation on the part of the Credit Facility Provider shall be in all respects subordinate to all rights and claims of the Issuer for all payments which shall be or become due and payable under the Indenture or otherwise arising under this Loan Agreement, the Indenture or the Bonds. The Trustee will, upon request, execute and deliver any instrument reasonably requested by the Credit Facility Provider to evidence such subrogation, and the Trustee shall assign its rights in any obligations of the Borrower with respect to which payment of the entire principal balance and accrued interest thereon shall be made by the Credit Facility Provider.

     SECTION 12.1l. Conflicts with Credit Facility Agreement. Any provision of this Loan Agreement to the contrary notwithstanding, the Borrower shall comply with all of the terms and provisions of the Credit Facility Agreement, the terms of which shall be controlling to the extent of any conflict with the provisions of this Loan Agreement.

     SECTION 12.12. Approvals of Credit Facility Provider. Any and all approvals by the Credit Facility Provider of Plans and Specifications, requisitions and any other matters pertaining to the 2003 Facility and any Additional Facilities or the use of the proceeds of the Bonds for the 2003 Facility and any Additional Facilities shall be given solely for the benefit of the Credit Facility Provider and shall not constitute any warranty or representation by the Credit Facility Provider to any other party as to the technical sufficiency or adequacy or safety of any structure or any of its component parts and other physical condition or feature pertaining to the 2003 Facility and any Additional Facilities or any use, or the appropriateness of any use, of proceeds of the Bonds for the 2003 Facility and any Additional Facilities; provided, however, that such proceeds must be used for appropriate purposes which comply with the purposes of the Acts.

     SECTION 12.13. Effective Date. This Loan Agreement has been dated as of the date first above written solely for the purpose of convenience of reference and shall become effective upon its execution and delivery by the parties hereto on the Closing Date. All representations and warranties set forth herein shall be deemed to have been made on the Closing Date.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed, sealed and delivered as of the Closing Date.

WITNESS:		MARYLAND INDUSTRIAL DEVELOPMENT
FINANCING AUTHORITY

/s/ D. Gregory Cole		By:	/s/ Bernard Koman

Name:	D. Gregory Cole		Name:	Bernard Koman
Title:	Executive Director		Title:	Chairman
[SEAL]

AVALON PHARMACEUTICALS, INC.

/s/ Ammarie Brennan Rice		By:	/s/ Kenneth C. Carter

			Name:	Kenneth C. Carter
			Title:	CEO

[SEAL]

1455135

EXHIBIT A

$12,000,000
Maryland Industrial Development Financing Authority
Taxable Variable Rate Demand Revenue Bonds
(Avalon Pharmaceuticals, Inc. Facility)
Series 2003

FORM OF COMPLETION CERTIFICATE

Allfirst Trust Company
  National Association
25 South Charles Street
Mail Code 101-951
Baltimore, Maryland 21201
Attention: Corporate Trust Department

Maryland Industrial Development
  Financing Authority
217 E. Redwood Street, 22nd Floor
Baltimore, Maryland 21202
Attention: Executive Director

Manufacturers and Traders Trust Company
1410 Spring Hill Road, Suite 125
McLean, Virginia 22102
Attention: David DiLuigi

     This Completion Certificate is being executed and delivered pursuant to the Trust Indenture dated as of April 1, 2003 (such Trust Indenture as supplemented and amended from time to time, the “Indenture”) and the Loan Agreement dated as of April 1, 2003 (such Loan Agreement as supplemented and amended from time to time, the “Loan Agreement”) each executed and delivered in connection with the issuance and sale of the above-referenced Bonds. Unless the context clearly indicates a contrary meaning, all terms used herein and defined in the Indenture or the Loan Agreement have the meanings set forth in the Indenture or the Loan Agreement.

     As required by the Indenture and the Loan Agreement, the Borrower hereby certifies to the Trustee, the Issuer and the Bank that:

          (a) The acquisition of the 2003 Facility (the “Facility”) has been completed in accordance with the Plans and Specifications therefor and all labor, services, materials and supplies used in connection therewith have been paid for.

          (b) All other improvements necessary in connection with the Facility have been acquired and constructed, and all obligations, costs and expenses incurred in connection therewith and payable out of the Facility Fund have been paid and discharged.

          (c) The Facility is suitable and sufficient for its use as a corporate headquarters and a laboratory research facility.

          (d) All of the proceeds of the applicable Loan heretofore disbursed by the Trustee have been used for the payment of Facility Costs for the Facility.

          (e) Delivered to the Credit Facility Provider and the Issuer herewith are the following, to the extent applicable:

1.	final lien waivers of the Contractor and all subcontractors,

2.	a copy of the permanent use and occupancy certificate authorizing occupancy of the Facility,

3.	evidence of availability of all applicable insurance, and

4.	final plans and specifications (to the Credit Facility Provider only).

          (f) This Certificate is given without prejudice to any rights against third parties which exist as of the date hereof or which may subsequently come into being.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     WITNESS MY SIGNATURE THIS                      DAY OF                                         ,           .

AVALON PHARMACEUTICALS, INC.

	By:	Authorized Borrower Representative

APPROVED this day of , .	Approved this day of , .

(General Contractor)	(Construction Inspector)

By:	By:

APPROVED this       day of                ,      .

(Borrower’s Architect)

By:

SCHEDULE 7.1

ADMINISTRATIVE EXPENSES OF THE TRUSTEE, THE PAYING AGENT, THE
REMARKETING AGENT AND THE REGISTRAR

A - 4